UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II
(Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

442 5th Avenue

New York, NY 10018

(Address of principal executive offices, including zip code)

(970) 925-1572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ATEK.U	NYSE American
Shares of Class A Common Stock, par value $0.0001 per share, included as part of the units	ATEK	NYSE American
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ATEK WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 10, 2024, the Audit Committee of the Board of Directors of Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), in consultation with management, determined that the Company’s previously issued unaudited condensed financial statements contained in its Quarterly Report on Form 10-Q for the three months ended September 30, 2023 should no longer be relied upon because of errors. The errors primarily related to the incorrect recording and presentation of approximately $1.5 million of funds withdrawn from the Company’s trust account established in connection with the Company’s initial public offering (the “Trust Account”), which was restricted for payment of tax liabilities under the Company’s Amended and Restated Certificate of Incorporation and the terms of the Company’s Investment Management Trust Agreement. The Company incorrectly recorded the withdrawal as a component of investments held in the Trust Account when such funds should have been recorded and presented as a component of restricted cash.

The Company intends to present the restatement of certain affected line items of the unaudited condensed financial statements for the three months ended September 30, 2023 to correct these errors and will include the related revised financial statements in the Company’s forthcoming Annual Report on Form 10-K for the year ended December 31, 2023.

In addition, the Company has evaluated the impact of the identified errors on its internal control over financial reporting and disclosure controls and procedures. The Company will report material weaknesses in internal control over financial reporting related to this matter and will report that its disclosure controls and procedures were ineffective. The Company has already commenced efforts to remediate such material weaknesses. The Company will report those material weaknesses and its remediation efforts in its forthcoming Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee and Company’s management discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC.

Item 8.01 Other Events.

On September 12, 2024, the Company caused to be deposited $25,755.62 into the Company’s trust account allowing it to extend the period of time it has to consummate its initial business combination by one month from September 14, 2024 to October 14, 2024 (the “Monthly Extension”). The Monthly Extension is the seventh of up to nine potential monthly extensions permitted under the Company’s Amended and Restated Certificate of Incorporation, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	Chief Executive Officer

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